UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018

CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Avenue de Lafayette, Boston, Massachusetts 02111
(Address of principal executive offices, including ZIP code)
(617) 587-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
As previously reported, on February 12, 2018, Carbonite, Inc. (the “Company”) entered into a definitive Master Acquisition Agreement (the “Agreement”) with EMC Corporation (“EMC”), Mozy, Inc. (“Mozy”) and Dell Technologies Inc.
Pursuant to the Agreement, on March 19, 2018, the Company completed the acquisition of all of the issued and outstanding capital stock of Mozy, a cloud backup service for consumers and businesses, and certain related business assets owned by EMC or its affiliates, for a purchase price of $145.8 million in cash, subject to potential adjustments for working capital. The purchase price was funded with cash on hand and funds available under the Company’s new revolving credit facility discussed below.
The foregoing summary does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is attached as Exhibit 2.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In connection with the Agreement noted above, on March 19, 2018, the Company entered into a credit agreement with Silicon Valley Bank, Citizens Bank, N.A., HSBC Bank USA, N.A., Barclays Bank PLC and Wells Fargo Bank, National Association (the “Revolving Credit Facility”), which provides revolving credit financing of up to $130.0 million, including a $10.0 million sub-limit for letters of credit. The commitments under the Revolving Credit Facility may be increased by up to an additional $100.0 million plus an additional unlimited amount so long as the Company does not exceed a specified pro forma secured net leverage ratio, in either case provided the existing or additional lenders are willing to make such increased commitments and subject to other terms and conditions. The Revolving Credit Facility matures on the earlier of March 20, 2023 or 91 days prior to the maturity of the Company’s outstanding convertible notes. The Revolving Credit Facility is secured by substantially all of the Company’s assets and contains customary affirmative and negative covenants, including, among others, certain limitations on the incurrence of indebtedness, guarantees and liens, the making of investments, acquisitions and dispositions, the payment of dividends and the repurchase of capital stock and the repayment, redemption or amendment of subordinated debt.
The foregoing summary does not purport to be complete and is qualified in its entirety by the Revolving Credit Facility, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.
On March 19, 2018, the Company issued a press release announcing the closing of the acquisition of Mozy. A copy of the press release is furnished as Exhibit 99.1 herewith.
The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Exhibits.

(a)	Financial Statements of Businesses Acquire. The Company expects to file any financial statements required by Item 9.01(a) by amendment no later than June 4, 2018.
(b)	Pro Forma Financial Information. The Company expects to furnish any pro forma financial information required by Item 9.01(b) by amendment no later than June 4, 2018.

(d)	Exhibits.

2.1	Master Acquisition Agreement by and among Carbonite, Inc., EMC Corporation, Mozy, Inc. and Dell Technologies Inc. dated February 12, 2018.
10.1
Credit Agreement, dated as of March 19, 2018 by and between Carbonite, Inc., Silicon Valley Bank, Citizens Bank, N.A., HSBC Bank USA, N.A., Barclays Bank PLC and Wells Fargo Bank, National Association.

99.1	Press Release, dated March 19, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on March 19, 2018.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	General Counsel